EXHIBIT 99.2

Genesis Financial, Inc. and Subsidiaries

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined balance sheet has been derived from the unaudited balance sheet of Genesis Financial, Inc. (“Genesis”) at December 31, 2017, and adjusts such information to give the effect of the acquisitions of EPOINT Payment Corp. (“Epoint”) and Fintech Holdings LLC (“Fintech LLC”), as if they would have occurred on January 1, 2017. The unaudited combined pro forma balance sheet gives effect to the share exchange agreements between Genesis and the shareholders of Epoint and Fintech.

The unaudited pro forma combined statement of operations for the year ended December 31, 2017 have been derived from the consolidated statements of operations of Genesis and Epoint.

The unaudited pro forma combined balance sheet and unaudited combined statement of operations are presented for informational purposes only and do not purport to be indicative of the combined financial condition that would have resulted if the acquisition would have occurred on January 1, 2017.

Genesis Financial, Inc. and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

December 31, 2017

	Genesis Financial, Inc.	EPOINT Payment Corp. and Subsidiary		Pro Forma Adjustments			Pro Forma
	December 31, &2017	December 31, 2017		Dr		Cr	Balances
Assets
Current assets:
Cash and cash equivalents	$5,215	$756,515	(2)	$14,666	(1)	$5,215
			(7)	25,562			$796,743
Accounts receivable	-	-	(7)	10,000		-	10,000
Interest and other receivables	2,635	-		-	(1)	2,635	-
Investments in real estate limited liability companies	103,584	-		-	(1)	103,584	-
Loans held for sale	306,109	-		-	(1)	306,109	-
Prepaid expenses and other current assets	-	25,000	(2)	25,000	(3)	25,000	25,000
Total current assets	417,543	781,515		75,228		442,543	831,743
Long-term investment	212,619				(1)	212,619	-
Real estate leasehold interest, net	93,000				(1)	93,000	-
Technology and equipment, net	511	171,889	(7)	287,500	(1)	511
					(3)	48,750	410,639
Goodwill	-	-	(2)	1,835,684		-	1,835,684
Other assets	-	1,000		-		-	1,000
Total Assets	$723,673	$954,404		$2,198,412		$797,423	$3,079,066

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Line of credit, affiliated company	$930,000	$-	(1)	$930,000		$-	$-
Line of credit, bank	195,000	-	(1)	195,000		-	-
Accounts payable and accrued expenses	-	112,437	(3)	25,000	(2)	15,850
					(7)	431,736	535,023
Note payable, affiliated company	47,002	-	(1)	47,002		-	-
Loans payable and accrued interest, net	-	1,344,933	(4)	238,193	(2)	100,000	1,206,740
Other current liabilities	10,902	-	(1)	10,902		-	-
Total liabilities	1,182,904	1,457,370		1,446,097		547,586	1,741,763

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 6,000,000 total authorized, 2,500,000 authorized are designated as Series A 8% cumulative convertible preferred, 1,690,000 Series A 8% cumulative convertible preferred issued and outstanding (liquidation value of $5,070,000)	-	2,943,265	(6)	2,943,265		-	-
Series A common stock, $0.0001 par value, 15,000,000 authorized, 10,000,000 issued and outstanding	-	-		-		-	-
Common stock, $.001 par value; 100,000,000 authorized, 879,750 and 35,646,890 issued and outstanding	880	-			(6)	8,332
					(7)	26,436	35,648
Additional paid-in capital	8,653,072	1,218,490	(8)	8,653,952	(2)	1,759,500
					(4)	250,000
					(5)	776,397
					(6)	2,934,933
					(7)	52,844,772	59,783,212
Accumulated deficit	(9,113,183)	(4,664,721	) (5)	776,397	(1)	459,231
			(4)	11,807	(8)	8,653,952
			(7)	52,979,882
			(3)	48,750			(58,481,557)
Total stockholders’ equity (deficit)	(459,231)	(502,966)		65,414,053		67,713,553	1,337,303

Total Liabilities and Stockholders’ Equity (Deficit)	$723,673	$954,404		$66,860,150		$68,261,139	$3,079,066

See accompanying notes to unaudited pro forma combined financial statements.

Genesis Financial, Inc.

Unaudited Pro Forma Combined Statement of Operations

	Genesis Financial, Inc.	EPOINT Payment Corp. and Subsidiary		Pro Forma Adjustments
	For the Year Ended December 31, 2017	For the Year Ended December 31, 2017		Dr	Cr	Pro Forma Balances

Revenue:
Interest (net of write-offs), processing fees and other income	$36,986	$-		$-	$-	$36,986
Rental income	11,925	-		-	-	11,925
Total Operating Income	48,911	-		-	-	48,911
Expenses:
Fair value adjustments	121,102	-		-	-	121,102
Loss on impairment on long term investment	150,000	-		-	-	150,000
Bad debt	16,986	-		-	-	16,986
Loss (gain) on rental property	17,329	-		-	-	17,329
Loss (gain) on real estate limited liability corporations	6,149	-		-	-	6,149
Interest expense and fees, related party	18,219	-		-	-	18,219
Interest expense, other	10,293	-		-	-	10,293
Rental property expense	6,302	-		-	-	6,302
Compensation, payroll taxes and benefits	36,000	341,890		-	-	377,890
Professional services	-	336,698		-	-	336,698
Technologies and telecomm	-	163,623		-	-	163,623
Depreciation and amortization	11,455	52,917		-	-	64,372
Stock compensation expense			(5)	776,397	-	776,397
Other operating expenses	178,112	38,311		-	-	216,423
Total Operating Expenses	571,947	933,439		776,397	-	2,281,783

Net loss from operations	(523,036)	(933,439)		(776,397)	-	(2,232,872)

Interest income	-	48		-	-	48
Interest expense	-	(14,433	)(4)	11,807	-	(26,240)
Gain on extinguishment of debt	-	-		- (1)	459,231	459,231

Net loss	$(523,036)	$(947,824)		$(788,204)	$459,231	$(1,799,833)

Loss per share of common stock, basic and diluted	$(0.59)	$(0.12)				$(0.05)

Weighted-average number of common shares outstanding, basic and diluted	879,750	8,231,536				35,646,890

See accompanying notes to unaudited pro forma combined financial statements.

1.	Acquisition Disclosure

Epoint was incorporated as a C-Corp in the state of Delaware in May 2015. Its headquarters are in Las Vegas, Nevada.

Epoint is in the business of providing a range of alternate financial products designed for cost-efficient delivery via a smart phone or other mobile device. Epoint intends to initiate financial services offerings with an integrated “Mobile First” enabled program targeting underbanked and unbanked consumers, initially in North America, which will include micro credit, mobile phone device financing programs, money transfers, prepaid debit cards, bill payments, mobile top up, check processing, insurance and travel.

Epoint intends to leverage its relationships and agreements with key technology and media participants, together with appropriate financial institutions and distribution collaborators, to offer target consumers a wide range of price leading and more convenient local and international financial services, including money transfer, bill payment, mobile top up, Point of Sale (POS) payments, instant micro loans, check processing, insurance and travel services, all of which are to be delivered via an advanced proprietary platform technology.

Epoint plans to initiate its service offering with products designed to appeal to key underbanked consumer market segments including ex-patriate Spanish speaking consumers in the United States.

On February 15, 2018, Genesis completed the transactions contemplated by the previously disclosed Capital Stock Exchange Agreement entered into as of September 8, 2017, as subsequently amended (the “Epoint Exchange Agreement”), by Genesis and Epoint. Pursuant to the Epoint Exchange Agreement, Genesis issued to the Epoint stockholders an aggregate of 8,231,536 shares of its common stock, par value $0.001 per share (the “Parent Common Stock”) in exchange for all of their capital holdings in Epoint.

At the closing, Genesis also issued warrants to purchase up to an additional 2,815,250 shares of Parent Common Stock (the “Parent Warrants”) in exchange for an equal number of Epoint common stock warrants. Of these, Parent Warrants for 845,000 shares were issued to former Epoint shareholders and are exercisable through February 12, 2028 at a per share exercise price of $3.00 and Parent Warrants for 1,970,250 Parent Common Stock, which are exercisable through February 12, 2023 at a per share exercise price of $3.00, were issued to certain partners, associates, and designees of Whitestone Investment Network, Inc. (“Whitestone”), a mergers and acquisition advisory group which was instrumental in introducing the management of Epoint to Genesis and in structuring the Epoint Exchange Agreement.

At the closing of the Epoint Exchange Agreement on February 15, 2018, noteholders of $250,000 of convertible loans payable voluntarily elected to convert their loans into 100,000 shares of Genesis common stock at a deemed conversion rate of $2.50 per share.

Prior to the closing, Genesis was engaged in the business of buying and selling seller financed real estate loans and originating commercial real estate loans and providing start-up funding (the “Prior Business”). In connection with the closings and as mandated by the terms of the Epoint Exchange Agreement, Genesis and the Coghlan Family Corporation (the “Coghlan Family Corporation”), an entity controlled by John R. Coghlan, one of the directors and the holder of the majority of the outstanding debt of Genesis prior to the closing, entered into an agreement with Genesis pursuant to which the Coghlan Family Corporation agreed, at a mutually agreeable date after the closings, to assume and otherwise discharge all of Genesis’ outstanding debt, except for a loan of $100,000 payable to Coghlan Family Corporation (the “CFC Loan”), in consideration of the transfer to it by Genesis of the assets related to the Prior Business (the “Purchase and Sale Agreement”). The CFC loan bears interest at an annual rate of 6% and matures on May 15, 2018. The CFC Loan provides that on the date of maturity Genesis will issue to Coghlan Family Corporation 40,000 shares of Parent Common Stock, representing a ratio of one share for each $2.50 of CFC Loan principal.

Immediately following the closing of the Epoint Exchange Agreement, on February 15, 2018, Genesis and Fintech Holdings, LLC (“Fintech LLC”), an Oregon limited liability company, signed and closed a Membership Interest Exchange Agreement between Genesis and Fintech LLC (the “Fintech Exchange Agreement”) pursuant to which Genesis issued to the members of Fintech LLC an aggregate of 26,435,604 shares of Parent Common Stock. Fintech Investments Inc., the wholly owned subsidiary of Fintech LLC (“Fintech Investments”) and a company formerly owned and operated by Gary Larkin, the newly appointed Executive Co-Chairman of Genesis, holds the intellectual property licenses of Epoint’s proprietary platform technologies. Given that the entities were under common control, all of the transactions performed by Fintech Investments were done at the direction of Epoint, and substantially all of the fair value of gross assets acquired is concentrated in a group of similar identifiable assets, management determined that the assets acquired do not represent a business. Accordingly, the assets and liabilities of Fintech LLC and Fintech Investments have been recorded at their historical cost basis at the merger date, and are included in the pro forma adjustments.

In accordance with Financial Accounting Standards Board Accounting Standards Codification section 805, “Business Combinations”, Genesis will account for the Epoint Exchange Agreement transaction as a reverse business combination using the acquisition method. This determination is based on Epoint shareholders obtaining voting control as well as management and Board control of the combined entity. Accordingly, the assets and liabilities and the historical operations that will be reflected in the Genesis consolidated financial statements going forward will be those of Epoint and will be recorded at the historical cost basis of Epoint, and the assets and liabilities of Genesis at the merger date were recorded at their fair values.

For accounting purposes, Genesis is deemed to have issued 879,750 common shares to the legacy shareholders of Genesis. Using an estimated fair value of common stock on February 15, 2018 of $2.00 per share, the purchase price of the 879,750 shares held by the legacy shareholders of Genesis was approximately $1,759,500. The difference between the fair value of these shares and the recorded fair value of assets acquired and liabilities assumed of Genesis totaling $1,835,684 was allocated to Goodwill. The preliminary fair value estimates for the consideration paid and the assets acquired and liabilities assumed for our acquisition is based on preliminary calculations and valuations and our estimates and assumptions are subject to change as we obtain additional information for our estimates during the measurement period (up to one year from the acquisition date). The primary areas of those preliminary estimates that were not yet finalized related to valuation of goodwill and fair value of common stock.

2.	Pro Forma Adjustments

We have derived Genesis’ historical financial data for the year ended December 31, 2017 from its audited financial statements contained in Form 10-K as filed with the Securities and Exchange Commission.

We have derived Epoint’s historical consolidated financial statements for the year ended December 31, 2017 from Epoint’s financial statements contained elsewhere in this Form 8-K. Effective February 15, 2018, all outstanding shares of Epoint were exchanged for a total of 8,231,536 common shares of Genesis as a result of the merger.

The unaudited combined pro forma balance sheet at December 31, 2017 gives effect to 1) reflect the assets acquired and liabilities assumed under the Epoint Exchange Agreement and the Fintech Exchange Agreement, 2) the Purchase & Sale Agreement between Coghlan Family Corporation and Genesis, 3) the reclassification of accumulated deficit to paid-in capital as if the merger occurred on January 1, 2017, and 4) other entries related to the merger, and includes the following pro forma adjustments.

At December 31, 2017	Debit	Credit

1) To record the sale of assets and discharge of liabilities under the Purchase & Sale Agreement
Line of credit, affiliated company	$930,000	$-
Line of credit, bank	195,000
Note payable, affiliated company	47,002
Other current liabilities	10,902
Cash and cash equivalents		5,215
Interest and other receivables		2,635
Investments in real estate limited liability companies		103,584
Loans held for sale		306,109
Long-term investment		212,619
Real estate leasehold interest, net		93,000
Technology and equipment, net		511
Gain on extinguishment of debt		459,231

2) To record assets acquired and liabilities assumed under the Epoint Exchange Agreement
Goodwill	1,835,684
Cash	14,666
Prepaid expenses and other current assets	25,000
Accounts payable and accrued expenses		15,850
Loans payable and accrued interest, net		100,000
Additional paid-in capital		1,759,500

3) To eliminate intercompany balances
Accumulated deficit	48,750
Technology and equipment, net		48,750
Accounts payable and accrued expenses	25,000
Prepaid expenses and other current assets		25,000

4) To record the conversion of promissory notes into common stock
Loans payable and accrued interest, net	238,193
Interest expense	11,807
Additional paid-in capital		250,000

5) To record the Black-Scholes value of warrants issued to consultants related to the merger
Stock compensation expense	776,397
Additional paid-in capital		776,397

6) To reclassify equity per the Epoint Exchange Agreement
Preferred stock	2,943,265
Common stock		8,332
Additional paid-in capital		2,934,933

7) To record assets acquired and liabilities assumed under the Fintech Exchange Agreement
Cash and cash equivalents	25,562
Accounts receivable	10,000
Technology and equipment, net	287,500
Accumulated deficit	52,979,882
Accounts payable and accrued expenses		431,736
Common stock		26,436
Additional paid-in capital		52,844,772

8) To reclassify accumulated deficit to additional paid-in capital
Additional Paid-in Capital	8,653,952
Accumulated Deficit		8,653,952

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position or results of operations of Genesis would have been had the Epoint Exchange Agreement, the Fintech Exchange Agreement and all related transactions occurred as of the dates indicated, nor is it indicative of our future combined financial position or combined results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Epoint Exchange Agreement, the Fintech Exchange Agreement and all related transactions.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Genesis and Epoint.